Exhibit 99.2
Thomas Stallings, CEO Glen Shipley, CFO October 25, 2007 Investor Presentation

Safe Harbor Language This presentation contains forward-looking statements relating to the Company. These forward-looking statements relate to future events or our future financial performance and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements for a number of important factors. These factors include, among others, the successful development and introduction of new products and services, the successful integration of recent and future acquisitions, reliance on third party suppliers and ability to protect intellectual property. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company's current expectations. While the Company may, from time to time, revise its outlook or issue guidance, it assumes no obligation to do so. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Additional information regarding these and other factors may be found in the Company's SEC filings, including without limitation, the Company's Form S-3 filed on September 19, 2007 and Form 10-K filed on October 23, 2007.

EasyLink Services International Corporation The company creates, deploys and manages the secure and reliable electronic exchange of essential business documents and messages for thousands of customers around the world, ranging from sole proprietorships to large corporations in a variety of industries.

Fourth Quarter Fiscal Year 2007 Results Revenues were $5.37 million. Operating income was $885,000, an increase of 65% from fiscal 2006. Net income was $907,000, up from $545,000 (excluding one time sale of patents) in fiscal 2006. Fiscal Year 2007 Results Revenues were $21.9 million, up 11% compared to fiscal 2006. Operating income was $2.8 million, an increase of 29% from fiscal 2006. Net income was $2.7 million, up from $2.2 million (excluding one time sale of patents) in fiscal 2006. Fiscal 2007 Q4 and Year End Results

Implemented 'Growth with Profitability' strategy in 2004 June 2004, Electronic Commerce Systems, Inc. 500 plus customers Service Center processing and desktop software technology March 2005, Managed ECTM business unit of Inovis 800 plus customers Service Center processing November 2005, Kodiak Group, Inc. Professional services customer base May 2006, Enable Corp 600 plus customers Browser-based technology February 2007, Stewart Technical Services Extends EDI capabilities into the specialty gift market Forges a strategic partnership with a developer of accounting software History of Successful Acquisitions

EasyLink Services International Overview

- On August 20, 2007, Internet Commerce Corporation completed the $67M acquisition of EasyLink Services Corporation.
  - Created a leading provider of On-Demand Messaging and Supply Chain Services
- 380+ employees worldwide
- Corporate headquarters in Norcross, GA
  - Presences in Dubai, France, Germany, India, UK, USA
  - Data Centers in GA, NJ, OH and UK
- 20,000 + customers
  - 70 of the Fortune 100
  - Over 1.5 million transactions managed daily on a hosted / outsourced basis
- Name change to EasyLink Services International Corporation
  - Trades on NasdaqCM under the symbol ESIC

EASYLINK SERVICES

6

Structure of Financing Issuer York Capital Management is an $11 billion investment fund Amount $70 million Securities $35 million Series A senior secured convertible notes (the "Series A") $35 million Series B senior secured convertible notes (the "Series B") Term 4 years Conversion Price $3.04 - (23.4 million shares if fully converted) Interest Rate Series A: Prime + 75 bps; Series B: Prime + 300 bps with downward adjustments Principal Amortization Series A & Series B: $1 million per month starting after 18 months for each $10 million of the convertible notes will be repaid on a pro-rata basis prior to December 17, 2007 Prepayment Penalty Series A: 25% prepayment penalty Series B: 12.5% prepayment penalty for up to $15 million within the first year. 25% prepayment after one year. Warrants Approximately 4.2 million warrants with a five year term and a strike price of $3.34

Current Fully Diluted Share Count (1) Includes in-the-money options and warrants based on the treasury method (2) If fully converted (3) Warrants have a term of 5 years and an exercise price of $3.34 per share

First quarter results cannot be annualized because of the August 20 close date. Fiscal 2008 and historical fiscal year comparisons will not be meaningful because of the size of the EasyLink acquisition. Beneficial Conversion Feature ("BCF") Under GAAP, the Company will record a BCF for the issuance of the financing notes and warrants of approximately $25 million as the result of the note conversion rate being in the money on close. BCF will be booked as a reduction to the face of the debt with an offset to additional paid- in-capital and will be accreted to interest expense over the life of the notes using the interest rate method. Upon conversion of the notes, a proportional amount of any unaccreted BCF will be recognized 100% as interest expense. Company Go Forward Metrics EPS is impacted by the unpredictability of the non-cash interest expense of the BCF. Revenue, operating income and adjusted EBITDA will accurately assess company performance. Go Forward Accounting

EasyLink Services Acquisition Overview Compelling business rationale Broadens product and service offering Leverages one network for new and existing customers Complementary customer base and industry focus Highly scalable operating model with significant operating leverage Attractive combined financial profile +

"Established ICC and EasyLink customers should be encouraged by the combined company's increased size, international operations and potential to improve economy of scale, which incrementally improves this vendor's overall viability. EasyLink now has a greater potential to challenge IaaS market segment leaders, such as GXS, Inovis and Sterling Commerce." What the Market is Saying .... Benoit J. Lheureux From: Microsoft, Verizon and Other Vendors Drive IaaS Maturity 10 September 2007

Supply Chain Solutions Value Added Network Single Digit Historical Growth EDI Managed Services Fast growing segment Telex Declining market Outsourcing & consolidation opportunities On-Demand Messaging Desktop Messaging Fast growing segment International expansion Production Messaging Moderate market growth Web service integration Offering a truly unique array of messaging alternatives that create focused and effective solutions for its customers Service Lines and Solutions

Customers Served

Business Strategy - Growth with Profitability Capitalize on value of acquisition Drive synergies Leverage cross sell opportunity Invest in international capabilities Maximize organic growth Invest in additional marketing efforts Expand strategic alliances and indirect sales channels Evaluate strategic acquisitions Enhance operational excellence Focus on expense management Employ best-of-breed platforms and processes

FY2008E Revenues - $88 million - $90 million FY2008E Adjusted EBITDA - $17 million - $19 million Synergies of $8 to $10 million planned to be realized Approximately 50% of synergies have been executed on to date: Production telecom expenses Real estate leases Salaries and benefits Dual public company costs Other general expenses Current cash position of approximately $13 million Financial Update

Investment Highlights Leading provider of on-demand messaging and supply chain solutions Global presence Fortune 100 customer base Proven management team Successful track record of 'Growth through Profitability' Acquired and integrated five transactions prior to EasyLink Strong financial profile Commitment by York Capital Management

Questions Thank You